EXHIBIT 99.1

[LOGO OF BRIO SOFTWARE]	FOR IMMEDIATE DISTRIBUTION

For more information:

Jane Gideon

Brio Contact—Incendio International

415-536-9292

jane@incendio.net

Financial Contact

Heidi Flannery

Fi.Comm for Brio

503-203-8808

heidi.flannery@ficomm.com

BRIO SOFTWARE, INC. REPORTS FIRST QUARTER RESULTS

SANTA CLARA, Calif., July 23, 2003—Brio Software, Inc. (Nasdaq: BRIO), a leading provider of next-generation business intelligence tools, today reported revenues of $24.8 million for the quarter ended June 30, 2003, compared to $26.1 million reported for the quarter ended June 30, 2002, and a decrease of 7% from revenues of $26.7 million reported for the quarter ended March 31, 2003.

Net loss for the quarter ended June 30, 2003 was $2.1 million or a loss of $0.05 per share compared to net income of $1.8 million or $0.05 per share for the quarter ended June 30, 2002. Pro forma net loss for the quarter ended June 30, 2003 was $316,000 or a loss of $0.01 per share compared to a pro forma net loss of $427,000 or a loss of $0.01 per share for the quarter ended June 30, 2002.

As of June 30, 2003, cash, cash equivalents and short-term investments were $29.6 million. This is an increase of $997,000 from the fiscal year ending March 31, 2003.

The financials used by the Company include various non-GAAP financial measures, including pro forma net loss that excludes stock compensation charges (benefit), restructuring expenses related to severance and related benefits and facility closure expenses. A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Management excluded the items listed above from the pro forma net loss as it believes these items are not indicative of future operating results due to their nature, size and infrequency and these items are impossible to predict. As a result, management believes a review of financial results excluding the items listed above provides an important insight into the Company’s operating results and trends. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, the Company has included a schedule showing the reconciliation between GAAP and pro forma results with this release.

“Although we are disappointed with our quarterly license revenue and the slow start we got during this quarter, we are pleased with the continued reduction in operating costs, and expect these reductions to provide a positive impact on future profitability”, stated Craig Brennan, president and CEO of Brio Software. Brennan continued, “We attribute our slow start to product platform availability issues and sales force transition issues moving from Q4 to Q1 that we did not adequately anticipate. Going forward, all platform versions of Brio 8 will be available this quarter and we have taken measured steps to improve our sales processes.”

In a separate press release, Brio Software announced today that it has signed a definitive agreement to be acquired by Hyperion (Nasdaq:HYSL) in a part stock, part cash transaction valued at $142 million. The transaction is subject to customary closing conditions, including approval of Brio’s stockholders and regulatory approvals.

Brio Conference Call

As previously announced, the company will discuss its results in a conference call today, July 23, 2003 at 2:00 p.m. PST. Craig Brennan, President and CEO, and Craig Collins, Executive VP of Corporate Development and CFO will host the call. The call will be simultaneously webcast. Investors are invited to listen on the investor relations page of the company’s website www.brio.com. Listeners should go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the company’s website, www.brio.com on the investor relations page, for 30 days after the call.

About Brio Software

Brio Software is a leading provider of next-generation business intelligence tools and applications that help Global 3000 companies achieve breakthrough business performance. Widely recognized as one of the easiest-to-use and deploy solutions in the industry, the Brio Performance Suite™ and Brio Metrics Builder™ expand business intelligence beyond advanced query and analysis technologies to include powerful information delivery through enterprise-class reporting and personalized performance dashboards. Used by 75 of the Fortune 100 and more than 2 million people worldwide, Brio products empower individuals, workgroups and executives in an organization to turn enterprise information into actionable insight, so superior decisions and business performance result. Founded in 1989, and headquartered in Santa Clara, CA, Brio products and services can be found around the globe at www.brio.com

Brio Performance Suite, Brio Metrics Builder and the Business Performance Software Company are trademarks of Brio Software.

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The statements of Mr. Brennan in this press release regarding future performance and financial expectations are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, absence of improvement in the economy, absence of, or slower than expected, growth of the business performance software market, changes in business strategy, the realization of operating efficiencies from any of the strategic decisions and cost savings measures, sales expectations, as well as future product direction, the inability to timely develop, release and sell future product releases and general economic conditions. For a more complete discussion of risk factors that could affect Brio’s current and future operating results, see the discussions in Brio’s reports filed with the SEC from time to time, including but not limited to Brio’s Annual Report on Form 10-K for the year ended March 31, 2003 filed with the SEC on June 30, 2003.

BRIO SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2003	March 31, 2003(1)

	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$15,519	$14,743
Short-term investments	14,097	13,876
Accounts receivable, net	14,780	18,466
Inventories	247	268
Prepaid expenses and other current assets	3,381	3,700

Total current assets	48,024	51,053
Property and Equipment, net	14,506	15,642
Other Noncurrent Assets	1,769	1,702

	$64,299	$68,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Note payable, current portion	$1,667	$1,667
Accounts payable	4,880	6,451
Accrued liabilities—
Payroll and related benefits	5,433	5,801
Other	7,054	7,109
Capital leases, current	52	127
Deferred revenue, current	32,786	33,670

Total current liabilities	51,872	54,825
Long-term Liabilities:
Deferred revenue	1,058	1,029
Note payable	833	1,250
Facility closure accrual	8,483	9,023
Deferred rent	821	778

Total liabilities	63,067	66,905

Stockholders’ Equity:
Common stock	38	38
Additional paid-in capital	104,240	102,438
Accumulated comprehensive loss	(687)	(701)
Accumulated deficit	(102,359)	(100,283)

Total stockholders’ equity	1,232	1,492

	$64,299	$68,397

(1)	This financial information is derived from Brio’s audited consolidated financial statements.

BRIO SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,
	2003	2002
Revenues:
License fees	$8,567	$12,021
Services	16,247	14,114

Total revenues	24,814	26,135

Cost of revenues:
License fees	295	411
Services (includes $159 and $(386), respectively, in stock compensation expense (benefit))	4,958	4,355

Total cost of revenues	5,253	4,766

Gross profit	19,561	21,369

Operating expenses:
Research and development (includes $275 and $(543), respectively, in stock compensation expense (benefit))	5,289	5,117
Sales and marketing (includes $259 and $(758), respectively, in stock compensation expense (benefit))	11,982	11,971
General and administrative (includes $899 and $(1,505), respectively, in stock compensation expense (benefit))	3,871	1,346
Loss on disposal of property and equipment	35	964
Facility closure expenses	167	—
Severance and related benefit expenses	—	1,000

Total operating expenses	21,344	20,398

Income (loss) from operations	(1,783)	971
Interest and other income, net	(166)	914

Income (loss) before provision for income taxes	(1,949)	1,885
Provision for income taxes	126	120

Net income (loss)	$(2,075)	$1,765

Basic net income (loss) per share	$(0.05)	$0.05

Shares used in computing basic net income (loss) per share	37,881	36,710

Diluted net income (loss) per share	$(0.05)	$0.05

Shares used in computing diluted net income (loss) per share	37,881	36,769

BRIO SOFTWARE, INC.

RECONCILIATION OF PRO FORMA STATEMENTS OF OPERATIONS TO THE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,
	2003	2002
Pro forma net loss	$(316)	$(427)

Severance and related benefit expenses	—	1,000
Facility closure expenses	167	—
Stock compensation charges (benefit)	1,592	(3,192)

GAAP net income (loss)	$(2,075)	$1,765

Basic and diluted pro forma net loss per share excluding severance and related benefit expenses, facility closure expenses and stock compensation charges (benefit)	$(0.01)	$(0.01)

Shares used in computing basic and diluted pro forma net loss per share	37,881	36,710

BRIO SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended June 30,
	2003	2002
Cash Flows from Operating Activities:
Net income (loss)	$(2,075)	$1,765
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,358	1,814
Amortization of intangible long-term assets	36	36
Provision for returns and doubtful accounts	100	—
Stock compensation charges (benefit)	1,592	(3,192)
Loss on disposal or abandonment of property and equipment	35	964
Changes in operating assets and liabilities:
Accounts receivable	3,569	(434)
Inventories	21	(92)
Prepaid expenses, other current assets and other noncurrent assets	312	235
Accounts payable and accrued liabilities	(1,994)	(1,685)
Deferred revenue	(855)	(341)
Other noncurrent liabilities	(497)	103

Net cash provided by (used in) operating activities	1,602	(827)

Cash Flows from Investing Activities:
Purchases of short-term investments	(3,926)	(5,528)
Sales of short-term investments	3,700	3,000
Purchases of property and equipment	(186)	(694)

Net cash used in investing activities	(412)	(3,222)

Cash Flows from Financing Activities:
Repayments under note payable	(417)	(417)
Proceeds from issuance of common stock, net	114	1,215
Reduction of capital lease obligations	(75)	—

Net cash provided by (used in) financing activities	(378)	798

Net increase (decrease) in cash and cash equivalents	812	(3,251)
Effect of exchange rate changes on cash	(36)	(744)
Cash and cash equivalents, beginning of period	14,743	16,226

Cash and cash equivalents, end of period	$15,519	$12,231